UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – December 6, 2004

(Date of earliest event reported)

QUESTAR PIPELINE COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	0-14147 (Commission File No.)	87-0307414 (I.R.S. Employer Identification No.)

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P.O. Box 45360 180 East 100 South Street, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As explained below, R. Allan Bradley has been appointed to serve as an executive officer of Questar Pipeline Company ("Questar Pipeline" or the "Company").  Mr. Bradley does not have a formal employment contract, but the Company agreed to pay him an annual base salary of $215,000, provide for a 2005 target bonus percentage equal to 50 percent of his base salary and pay him one a one-time relocation allowance of $50,000.  Questar Corporation, the Company's parent, also agreed to grant him an option to purchase 50,000 shares of stock and 10,000 shares of restricted stock effective January 3, 2005.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Bradley, age 53, has been appointed to serve as President and Chief Operating Officer of Questar Pipeline effective January 1, 2005.  He will report to Alan K. Allred who retains the title as the Company's Chief Executive Officer.  He was also appointed to serve as a director of Questar Pipeline.

Prior to his appointment, Mr. Bradley was the managing director and founding member of Ventura Energy LLC (2002-04), a natural gas consulting business.  He held several leadership positions within Coastal Corporation and El Paso Corporation from 1990-2002 that involved him in both domestic and international development of midstream and pipeline projects.

Mr. Bradley does not have any family relationships with any executive officer or director of the Company or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(c)  The following exhibit is filed as part of this report:

Exhibit No.

Exhibit

99.1

News release issued December 6, 2004

announcing the appointment of Mr. Bradley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR PIPELINE COMPANY

     (Registrant)

December 6, 2004

/s/Alan K. Allred_____________

Alan K. Allred

President and Chief Executive

Officer

List of Exhibits:

Exhibit No.

Exhibit

99.

News release dated December 6, 2004.

QUESTAR APPOINTS NEW PRESIDENT OF PIPELINE SUBSIDIARY

SALT LAKE CITY — Questar Corp. (NYSE:STR) announced today that R. Allan Bradley has been appointed president and chief operating officer of subsidiary Questar Pipeline Co. effective Jan. 1, 2005.

Bradley, 53, previously spent 12 years as senior vice president of Coastal Corp. and El Paso Corp. subsidiaries. He left El Paso in 2002 to start a natural gas-consulting business, Ventura Energy LLC. Bradley began his career in 1975 with Exxon Corp. in the finance department, where he worked on domestic and international energy projects. From 1981 to 1990 he managed pipeline joint-venture projects and held various marketing and business-development positions with Texas Eastern Pipeline Co.

In the 1990s Bradley led Coastal’s successful development of the first foreign-owned natural-gas-fired power plant in Mexico (Samalayucca II), and the first foreign and privately owned natural gas pipeline in Victoria, Australia, as well as the development of a new midstream gas business in Canada. At El Paso, following the merger with Coastal, he led the commercial development of liquified natural gas-import projects.

 “Questar investors know that we must improve returns on invested capital in our pipeline business. Allan Bradley is going to help us do that,” said Keith O. Rattie, chairman, president and CEO of Questar Corp. “He brings new ideas, plus a passion for the pipeline business, and he complements our current management team very well.”

Bradley holds a B.S. in Management Science from Georgia Tech (1973) and an MBA in Finance from Tulane University (1975).

Questar is a natural gas-focused energy company with $5.1 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

Detailed financial and operating statements are available on Questar's Web site.

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For more information, visit Questar’s internet site at: http://www.questar.com.